UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
 Date of report (Date of earliest event reported):  July 7, 2020
 ZOVIO INC
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1811 E. Northrop Blvd, Chandler, AZ 85286
(Address of Principal Executive Offices, including zip code)

 (858) 668-2586
(Registrant’s telephone number, including area code)
 None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 8.01.  Other Events.
Zovio Inc (the “Company”) owns and operates Ashford University, a regionally-accredited university (“Ashford”) accredited by the Western Association of Schools and Colleges, or WASC, Senior College and University Commission, and is eligible for, and receives, Title IV student financial aid funding from the U.S. Department of Education (the “Department”). As previously disclosed, the Company has been planning a change of ownership and conversion of Ashford (the “Conversion Transaction”) which would ultimately result in Ashford being owned and operated by AU NFP, a nonprofit California public benefit corporation qualified as a tax-exempt organization under Section 501(c)(3) of the Internal Revenue Code that was formed for the purpose of the Conversion Transaction and is independent of the Company (“AU NFP”). As previously disclosed, on October 7, 2019, in connection with the Conversion Transaction, the Department indicated that the Department would require AU NFP to post an irrevocable letter of credit with the Department within ten (10) days of the Conversion Transaction for approximately $103 million, representing the Department’s determination of 25% of the Title IV funding in fiscal year 2018 (the “25% LOC”). This 25% LOC was required because the Department had determined that Ashford would be owned and operated by a new entity with no history relating to Title IV student financial aid funding.

On July 7, 2020, the Department indicated it would no longer require the 25% LOC due to a proposed new transaction structure. Pursuant to the new structure, Ashford University LLC, the current owner and operator of Ashford, will become the sole member of, and will transfer the assets of Ashford to, AU NFP. Following this transfer, Ashford University, LLC will take certain steps necessary to become a nonprofit corporation and terminate the Company’ ownership interest in it. Because the legal entity that currently owns and operates Ashford will continue as the sole member of AU NFP, the Department has concluded that the historical financial statements of Ashford University, LLC will satisfy the new owner’s financial statement requirements and, accordingly, that a 25% LOC would no longer be necessary. As a result, the Company will no longer be pursuing a LOC through a senior secured term loan facility.

Although the closing has been delayed past the anticipated June 2020 date, the Company continues to consider the Conversion Transaction in its strategic plans.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” including statements relating to the proposed transaction discussed above. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual events to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: the occurrence of any event, change or other circumstance that could give rise to a change in the timing of the Conversion Transaction; the effect of the announcement or pendency of the Conversion Transaction on the Company’s ability to retain and hire key personnel or its operating results and business generally; risks related to diverting management’s attention from the Company’s ongoing business operations; the risk that shareholder litigation in connection with the Conversion Transaction may result in significant costs of defense, indemnification and liability; and other factors discussed in the Company’s reports on file with the Securities and Exchange Commission. Factors or events that could affect the transactions contemplated herein or cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

SIGNATURES
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOVIO INC

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Date: July 8, 2020		Title: Executive Vice President, Secretary and General Counsel